UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2018

ChoiceOne Financial Services, Inc.
(Exact Name of Registrant as
Specified in its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-19202 (Commission File Number)	38-2659066 (IRS Employer Identification No.)

109 E. Division Street Sparta, Michigan (Address of Principal Executive Offices)	49345 (Zip Code)

Registrant's telephone number, including area code: (616) 887-7366

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

ChoiceOne Financial Services, Inc. (the "Company") held its annual meeting of shareholders on Wednesday, May 23, 2018. At the meeting, the shareholders voted on three matters: (1) the election of four directors; (2) approval on an advisory basis of the compensation of the Company’s named executive officers as disclosed in the proxy statement; (3) ratification of the selection of Plante & Moran PLLC as independent registered public accounting firm for the year ending December 31, 2018; and (4) approval of an amendment to the Company’s Stock Incentive Plan of 2012 to increase the number of shares available for issuance thereunder from 100,000 to 200,000 shares.

All of the nominees for director were elected by the following votes:

Election of Directors	Votes Cast
			Broker
All nominees for director were elected:	For	Withheld	Non-Votes
Greg L. Armock	1,963,649	53,466	650,600
James A. Bosserd	1,954,998	62,117	650,600
Paul L. Johnson	1,969,889	47,226	650,600
Roxanne M. Page	1,966,016	51,099	650,600

The shareholders approved the compensation of the Company’s named executive officers by the following votes:

Votes Cast

For	Against	Abstain	Broker Non-Votes
1,884,411	96,987	35,717	650,600

An advisory proposal to approve the Company’s executive compensation will next occur in connection with the Company’s 2019 Annual Meeting of Shareholders.

The shareholders ratified the appointment of Plante & Moran PLLC as independent registered public accounting firm for the year ending December 31, 2018 by the following votes:

Votes Cast

For	Against	Abstain	Broker Non-Votes
2,631,290	31,274	5,151	0

The shareholders approved an amendment to the Company’s Stock Incentive Plan of 2012 to increase the number of shares available for issuance thereunder from 100,000 to 200,000 shares by the following votes:

Votes Cast

For	Against	Abstain	Broker Non-Votes
1,771,369	225,399	20,347	650,600

***

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	May 23, 2018	CHOICEONE FINANCIAL SERVICES, INC. (Registrant)

		By:	/s/ Thomas Lampen
Thomas Lampen Its Treasurer

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